                                            FILED PURSUANT TO RULE NO. 424(b)(1)
                                                      REGISTRATION NO. 333-36480



PROSPECTUS

                                 [HOLDRS LOGO]

                       1,000,000,000 Depositary Receipts
                         Regional Bank HOLDRS SM Trust

      The Regional Bank HOLDRS SM Trust will issue Depositary Receipts called Regional Bank HOLDRS SM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that are involved in various segments of the regional banking industry. The Bank of New York will be the trustee. You only may acquire, hold or transfer Regional Bank HOLDRS in a round-lot amount of 100 Regional Bank HOLDRS or round-lot multiples. Regional Bank HOLDRS are separate from the underlying deposited common stocks that are represented by the Regional Bank HOLDRS. For a list of the names and the number of shares of the companies that make up a Regional Bank HOLDR, see "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS" starting on page 10. Merrill Lynch, Pierce, Fenner & Smith Incorporated has sold 1,440,000 Regional Bank HOLDRS in the initial distribution. The trust will issue the additional Regional Bank HOLDRS on a continuous basis.

      Investing in Regional Bank HOLDRS involves significant risks. See "Risk factors" starting on page 4.

      The initial public offering price for a round-lot of 100 Regional Bank HOLDRS will equal the sum of the closing market price on the primary trading market on June 22, 2000, the pricing date, for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

      Regional Bank HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

      Before this issuance, there has been no public market for Regional Bank HOLDRS. The Regional Bank HOLDRS have been approved for listing on the American Stock Exchange under the symbol "RKH", subject to official notice of issuance.

                                ---------------

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                                      Initial Price Underwriting
                                                       to Public*       Fee
                                                      ------------- ------------
     Per Regional Bank HOLDR.........................    $98.14          2%

    --------
    * Includes underwriting fee.

                                ---------------
Merrill Lynch & Co.                                   A.G. Edwards & Sons, Inc.

                                ---------------

                 The date of this prospectus is June 22, 2000.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of Regional Bank HOLDRS.........................................   9
The Trust..................................................................  15
Description of Regional Bank HOLDRS........................................  15
Description of the Underlying Securities...................................  16
Description of the Depositary Trust Agreement..............................  18
Federal Income Tax Consequences............................................  21
ERISA Considerations.......................................................  22
Plan of Distribution.......................................................  22
Legal Matters..............................................................  23
Where You Can Find More Information........................................  23

                                ---------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Regional Bank HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Regional Bank HOLDRS in any jurisdiction where the offer or sale is not permitted.

      The Regional Bank HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Regional Bank HOLDRS or of the underlying securities through an investment in the Regional Bank HOLDRS.

                                    SUMMARY

     The Regional Bank HOLDRS Trust will be formed under the depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Regional Bank HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust will hold shares of common stock issued by 20 specified companies generally considered to be involved in various segments of the regional banking industry. The Bank of New York Company, Inc., as the parent company of the trustee, is not one of the companies included in the Regional Bank HOLDRS. The number of shares of each common stock held by the trust with respect to each round-lot of Regional Bank HOLDRS is specified under "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS." This group of common stocks is referred to as the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change.

     Under no circumstances will a new company be added to the group of issuers of underlying securities.

     The trust will issue Regional Bank HOLDRS that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The Regional Bank HOLDRS are separate from the underlying common stocks that are represented by the Regional Bank HOLDRS.

                                  RISK FACTORS

      An investment in Regional Bank HOLDRS involves risks similar to investing in each of the underlying securities outside of the Regional Bank HOLDRS, including the risks associated with concentrated investments in regional banks.

General Risk Factors

     . Loss of investment. Because the value of Regional Bank HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Regional Bank HOLDRS if the underlying securities decline in value.

     . Discount trading price. Regional Bank HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the regional banking industry. While the underlying securities are common stocks of companies generally considered to be involved in various aspects of the regional banking industry, the underlying securities and the Regional Bank HOLDRS may not necessarily follow the price movements of the entire banking industry generally. If the underlying securities decline in value, your investment in the Regional Bank HOLDRS will decline in value even if common stock prices of companies involved in the regional banking industry generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the regional banking industry. In this case, the Regional Bank HOLDRS may no longer consist of securities issued only by companies involved in the regional banking industry.

     . No investigation of underlying securities. The underlying securities included in the Regional Bank HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common stocks in the regional banking industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Regional Bank HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Loss of diversification. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Regional Bank HOLDRS may not necessarily continue to be a diversified investment in the regional banking industry. As a result of market fluctuation and/or reconstitution events, Regional Bank HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Regional Bank HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Regional Bank HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of Regional Bank HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in Regional Bank HOLDRS may be halted if trading in one or more of the underlying securities is halted. If so, you will not be able to trade Regional Bank HOLDRS even though there is trading in some of the underlying securities; however, you will be able to cancel your Regional Bank HOLDRS to receive the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose common stock is held in the trust falls below nine, the American Stock Exchange may consider delisting the Regional Bank HOLDRS. If the Regional Bank HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Regional Bank HOLDRS are listed for trading on another national securities exchange or through NASDAQ within five business days from the date the Regional Bank HOLDRS are delisted.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for its own account. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, will purchase, in the secondary market, the underlying securities that will be deposited into the trust. Merrill Lynch may make these purchases before the deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the Regional Bank HOLDRS will be based on the closing market price of each of the underlying securities on the pricing date, Merrill Lynch may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, purchases the underlying securities then it will recognize a gain in connection with such purchases. Merrill Lynch may recognize this gain on any of the underlying securities that comprise the Regional Bank HOLDRS or on all of the underlying securities in the aggregate. The potential profit of Merrill Lynch also is affected by any hedging activities that it may engage in while it purchases the underlying securities in the secondary market for deposit into the trust. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Regional Bank HOLDRS, the selection of the regional banking industry, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of Regional Bank HOLDRS by Merrill Lynch.

     . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may temporarily increase the market price of the deposited shares, which will result in a higher initial offering price for the Regional Bank HOLDRS. Large volumes of purchasing activity, which may occur in connection with the issuance of Regional Bank HOLDRS, particularly in connection with the initial issuance of Regional Bank HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Temporary increases in the market price of the underlying securities may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from increases in the market price of the underlying securities that may occur as a result of the increased purchasing activity in the underlying securities resulting from the issuance of the Regional Bank HOLDRS. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of Regional Bank HOLDRS will also decline.

Risk Factors Specific to Companies Involved in the Regional Bank Industry

     . The banking industry is heavily regulated on the federal and state levels, and modifications to existing banking laws and regulations or the adoption of new laws may adversely affect the operations of banking and financial institutions. There are numerous federal and state laws with which banking and financial institutions must comply. Adverse regulatory examinations and non-compliance with regulatory requirements may result in sanctions by regulatory agencies, additional regulatory restrictions and damage to the reputation of a bank, its holding company and affiliates. Additionally, government regulation of regional banking companies is intended primarily for the protection of consumers, borrowers and depositors of the banks, rather than of the stockholders of the institutions. Changes to laws and regulations can affect banks' operating environments in substantial and unpredictable ways. Recent changes, including the Gramm-Leach-Bliley Act of 1999 which loosened regulatory restrictions on the securities and other activities of banks and bank holding companies can be expected to have a substantial impact on the U.S. banking industry and individual banks. These changes may adversely affect the nature and scope of banking and financial activities and may have a negative effect on the financial condition and results of operations of a bank or financial institution.

     . Most regional banking companies are holding companies that rely on dividends from their subsidiaries as a substantial portion of their income and their rights generally are subordinate to the interests of third parties. The payment of dividends by subsidiaries of regional banks is subject to legal restriction. In addition, the right of a parent bank holding company to participate in any distribution of assets upon a subsidiaries' liquidation or reorganization is subject to the prior claims of the subsidiaries' creditors. The ability of a bank holding company to receive dividends or other distributions is unpredictable, and fluctuations in income may adversely affect your investment in the Regional Bank HOLDRS.

     . The ability to maintain or increase market share depends on market acceptance of new products and services offered by regional banks. There is increasing pressure in the banking industry for banks to adapt to changing technologies. Regional banks must adapt services to evolving industry standards and provide more cost efficient services. The widespread adoption of new technologies, including Internet-based services, is likely to require substantial expenditures to modify or adapt the existing products and services offered by many regional banks. In addition, new product research and development may be costly and time-consuming. Many regional banks may not successfully introduce new products, achieve general market acceptance of their services or develop and maintain a loyal customer base. Failure to do so could have a material adverse effect on their business, results of operations and financial condition.

     . As a result of recent changes to the banking industry, some of the companies involved in the regional banking industry are also engaged in other lines of business unrelated to the regional banking business, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Regional Bank HOLDRS have lines of business such as insurance, securities brokerage and underwriting, real estate development and equity investing that do not relate to traditional banking activities and which may present additional risks not mentioned in this prospectus. The operating results of these regional banks may fluctuate as a result of these additional risks and events in the other lines of business. In addition, a regional bank's ability to engage in new activities may expose it to business risks with which it has less experience than it has with the business risks associated with its traditional businesses. Despite a company's possible success in traditional banking activities, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

     . The regional banking industry is very competitive, and a regional banking company's failure to establish a customer base will adversely affect its operating results. The competition among regional banks to develop and maintain a customer base can be intense. Customer loyalty can be easily influenced by a competitor's new offerings, and pricing policies, especially those offerings which provide cost savings. Many regional banks face significant competition from other banks, financial institutions and companies which have greater market share and financial resources, including banks which operate on a national or international level. These companies may be better positioned to finance research and development activities, provide a wider range of products and services over a greater geographic area and may have greater resources with which to acquire other companies in the industry. In addition, the Gramm-Leach-Bliley Act of 1999 broadens the scope of activities for regional banks meeting certain criteria. Regional banks that meet this criteria, referred to as "financial holding companies," may be able to offer a wider range of products and services, perhaps at a more competitive rate, and may realize a competitive advantage over other regional banks.

     . Inability to manage rapid growth could adversely affect systems, management resources and revenues. Many regional banks are, or plan to, rapidly expand their operations. The marketing and expansion strategies of many of these regional banks has placed and will continue to place a significant strain on the management, financial controls, operations systems, personnel and other resources. There can be no assurance that these companies will complete the necessary improvements to their systems, procedures and controls necessary to support their future operations in a timely manner or that management will be able to hire, train, retain and manage required personnel to manage such rapid growth.

     . Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. In recent years, there has been substantial consolidation among companies in the financial services industry. In particular, a number of large commercial banks, insurance companies and other financial services firms have established or acquired broker-dealers or have merged with other financial institutions. Many of these firms have the ability to offer a wide range of products, which may enhance their competitive position and result in pricing pressure on traditional banking businesses. The ability of a bank to successfully complete an acquisition is subject to regulatory approval and there can be no assurance that approval will be granted. Some regional banks may have difficulty integrating acquired companies, which frequently operate in different markets than the acquiring bank. This may result in failure to realize expected cost savings, increases in geographic presence, increases in revenue and other projected benefits from such integration. Furthermore, regional banks may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

     . The financial and international operations of many banks exposes them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many banks regularly trade in foreign currencies, engage in interest rate, foreign exchange and related derivative transactions, and, to a lesser extent, acquire and trade in non-U.S. securities. In addition, many regional banks have international operations. The risks of international business that the companies are exposed to include the following:

            .  general economic, social and political conditions;

            . the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

            . differing tax rates, tariffs, exchange controls or other similar restrictions;

            . volatility of currency markets and value of worldwide financial markets;

            . changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

     . Regional bank stock prices may be volatile, which will directly affect the price volatility of the Regional Bank HOLDRS, and you could lose all or part of your investment. The trading prices of the common stocks of regional banks can be volatile. Regional bank stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

            . actual or anticipated variations in the banks' quarterly operating results;

            . announcements of technological innovations or new services by regional banks or their competitors;

            . announcements by regional banks or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

            . failure to integrate or realize projected benefits from acquisitions;

            .  changes in government regulations; and

            .  fluctuations in quarterly and annual operating results.

        Other broad market and industry factors may decrease the stock price of regional banks' stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also may decrease the market price of regional banks' stocks.

     . Many regional banks are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. Many regional banks are highly dependent of the experience, abilities and continued services of key executive officers and key technical personnel. If these banks lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these regional banks will be able to continue to attract and retain qualified personnel.

                       HIGHLIGHTS OF REGIONAL BANK HOLDRS

      This discussion highlights information regarding Regional Bank HOLDRS; we present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Regional Bank HOLDRS.

Issuer......................  Regional Bank HOLDRS Trust.

The trust...................  The Regional Bank HOLDRS Trust will be formed under the depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000, among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Regional Bank HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor...........  Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated.

Trustee.....................  The Bank of New York, a New York state-chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Regional Bank
 HOLDRS.....................  Regional Bank HOLDRS are designed to achieve the following:

                              Diversification. Regional Bank HOLDRS are designed to allow you to diversify your investment in the regional banking industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                              Flexibility. The beneficial owners of Regional Bank HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Regional Bank HOLDRS, and can cancel their Regional Bank HOLDRS to receive each of the underlying securities represented by the Regional Bank HOLDRS.

                              Transaction costs. The expenses associated with trading Regional Bank HOLDRS are expected to be less than trading each of the underlying securities separately.

Trust assets................  The trust will hold shares of common stock issued by specified companies involved in the regional banking industry. Except when a reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement--Reconstitution events." Under no circumstances will the common stock of a new company be added to the common stocks underlying the Regional Bank HOLDRS.

                              The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Regional Bank HOLDRS....
                              The trust will issue Regional Bank HOLDRS that represent your undivided beneficial ownership interest in the shares of U.S.-traded common stock held by the trust on your behalf. The Regional Bank HOLDRS themselves are separate from the underlying securities that are represented by the Regional Bank HOLDRS.

                              The specific share amounts for each round-lot of 100 Regional Bank HOLDRS are set forth in the chart below and were determined so that the initial weightings of each underlying security included in the Regional Bank HOLDRS approximates the relative market capitalizations of the specified companies (based on the closing market prices of the underlying securities on the trading day immediately preceding the pricing date), subject to a maximum initial weight of 10%.

                              The share amounts set forth below will not change, except for changes due to corporate events such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

                              The following chart provides the

                              . names of the 20 issuers of the underlying securities represented by the Regional Bank HOLDRS,

                              .  stock ticker symbols,

                              . share amounts represented by a round-lot of 100 Regional Bank HOLDRS as of June 21, 2000,

                              .  initial weightings as of June 21, 2000, and

                              .  principal market on which the shares of
                                 common stock of the selected companies are traded.

                                                              Primary
                                            Share   Initial   Trading
                  Name of Company   Ticker Amounts Weightings Market
                  ----------------  ------ ------- ---------- -------
                  Wells Fargo &
                   Co.               WFC      24     9.78%     NYSE
                  FleetBoston
                   Financial
                   Corporation       FBF      25     9.71%     NYSE
                  Bank One
                   Corporation       ONE      33     9.67%     NYSE
                  First Union
                   Corporation       FTU      29     8.75%     NYSE
                  Firstar
                   Corporation       FSR      29     6.79%     NYSE
                  Fifth Third
                   Bancorp (/1/)     FITB      9     5.82%    NASDAQ
                  Mellon Financial
                   Corporation       MEL      14     5.35%     NYSE
                  State Street
                   Corporation       STT       5     5.32%     NYSE
                  The PNC
                   Financial
                   Services Group,
                   Inc.              PNC       9     5.00%     NYSE
                  Northern Trust
                   Corporation       NTRS      7     4.92%    NASDAQ
                  U.S. Bancorp       USB      22     4.71%     NYSE
                  SunTrust Banks,
                   Inc.              STI       9     4.61%     NYSE
                  Wachovia
                   Corporation        WB       6     3.53%     NYSE
                  National City
                   Corporation       NCC      18     3.37%     NYSE
                  BB&T Corporation   BBT      10     2.72%     NYSE
                  KeyCorp            KEY      13     2.53%     NYSE
                  Comerica
                   Incorporated      CMA       5     2.39%     NYSE
                  AmSouth
                   Bancorporation    ASO      12     2.15%     NYSE
                  Synovus
                   Financial Corp.   SNV       8     1.49%     NYSE
                  Marshall &
                   Ilsley
                   Corporation        MI       3     1.37%     NYSE

                              --------
                              (1)  On June 20, 2000, Fifth Third Bancorp
                                   announced a 3-for-2 stock split payable to stockholders of record as of June 30, 2000. As of July 17, 2000, the share amount of Fifth Third Bancorp, represented by a round-lot of 100 Regional Bank HOLDRS, will be 13.5.

                              These companies generally are considered to be 20 of the largest and most liquid companies with U.S.-traded common stock involved in the regional banking industry, as measured by market capitalization and trading volume on May 2, 2000. The Bank of New York Company, Inc., as the parent company of the trustee, is not one of the companies included in the Regional Bank HOLDRS. The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

                              The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, Regional Bank HOLDRS in a round-lot of 100 Regional Bank HOLDRS and round-lot multiples. The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Regional Bank HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS.

                              The number of outstanding Regional Bank HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional Regional Bank HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Public offering price.......  The initial public offering price for 100
                              Regional Bank HOLDRS will equal the sum of the closing market price on the primary trading market on June 22, 2000, the pricing date, for each underlying security multiplied by the share amount to be determined on the pricing date, plus an underwriting fee.

Purchases...................  After the initial offering, you may acquire
                              Regional Bank HOLDRS in two ways:

                              . through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                              . through a cash purchase in the secondary trading market.

Underwriting fees...........  If you purchase Regional Bank HOLDRS in the initial public offering, you will pay an underwriting fee equal to 2%.

                              You will not be charged any issuance fee or other sales commission in connection with purchases of Regional Bank HOLDRS made in the initial public offering.

Issuance and cancellation     After the initial offering, if you wish to
fees........................  create Regional Bank HOLDRS by delivering to the trust the requisite shares of common stock represented by a round-lot of 100 Regional Bank
                              HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS. If you wish to cancel your Regional Bank HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS.

Commissions.................  If you choose to deposit underlying securities in order to receive Regional Bank HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or A.G. Edwards & Sons, Inc., collectively, the selling group, or another broker.

Custody fees................  The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Regional Bank HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Regional
 Bank HOLDRS................  You have the right to withdraw the underlying securities upon request by delivering a round-lot or integral multiple of a round-lot of Regional Bank HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Regional Bank HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the Regional Bank HOLDRS themselves will not have voting rights.

Rights relating to the
 underlying securities......  You have the right to:

                              . Receive all shareholder disclosure materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                              . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                              . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees.

                              If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your Regional Bank HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events.......  A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

                              B. If the SEC finds that an issuer of underlying
                                 securities should be registered as an
                                 investment company under the Investment
                                 Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

                              C. If the underlying securities of an issuer
                                 cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Regional Bank HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Regional Bank HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

                             D. If an issuer's underlying securities are
                                delisted from trading on a national
                                securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within five business days from the date such securities are delisted.

                             If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination events.........  A. The Regional Bank HOLDRS are delisted from the American Stock Exchange and are not
                                listed for trading on another national
                                securities exchange or through NASDAQ within five business days from the date the Regional Bank HOLDRS are delisted.

                             B. The trustee resigns and no successor trustee
                                is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                             C. 75% of beneficial owners of outstanding
                                Regional Bank HOLDRS vote to dissolve and liquidate the trust.

                             If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax           The federal income tax laws will treat a U.S.
consequences...............  holder of Regional Bank HOLDRS as directly owning the underlying securities. The Regional
                             Bank HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing....................  The Regional Bank HOLDRS have been approved for listing on the American Stock Exchange under the symbol "RKH", subject to official notice of issuance. Trading will take place only in round-lots of 100 Regional Bank HOLDRS and round-lot multiples. A minimum of 150,000 Regional Bank HOLDRS will be required to be outstanding when trading begins.

Trading....................  Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100
                             Regional Bank HOLDRS. Bid and ask prices, however, will be quoted per single Regional Bank HOLDR.

Clearance and settlement...  The trust will issue Regional Bank HOLDRS in book-entry form. Regional Bank HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Regional Bank HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the Regional Bank HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Regional Bank HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Regional Bank HOLDRS Trust. The trust will be formed pursuant to the depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000. The Bank of New York will be the trustee. The Regional Bank HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

      The Regional Bank HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Regional Bank HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                      DESCRIPTION OF REGIONAL BANK HOLDRS

      The trust will issue Regional Bank HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Regional Bank HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Regional Bank HOLDRS in a round-lot of 100 Regional Bank HOLDRS and round-lot multiples. The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Regional Bank HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS.

      Regional Bank HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS."

      Beneficial owners of Regional Bank HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Regional Bank HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." Regional Bank HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Regional Bank HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Regional Bank HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Regional Bank HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      Regional Bank HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Regional Bank HOLDRS will be available only in book-entry form. Owners of Regional Bank HOLDRS may hold their Regional Bank HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stocks of a group of 20 specified companies involved in various aspects of the regional banking industry and whose common stock is registered under Section 12 of the Exchange Act. The issuers of the underlying securities are considered to be 20 of the largest capitalized, most liquid companies involved in the regional banking industry as measured by market capitalization and trading volume. The Bank of New York Company, Inc., as the parent company of the trustee, is not one of the companies included in the Regional Bank HOLDRS. The following criteria were used in selecting the underlying securities on May 2, 2000:

     .  Market capitalization equal to or greater than $5 billion;
     . Average daily trading volume of at least 200,000 shares over the 60 trading days before May 2, 2000;
     . Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to May 2, 2000) of at least $5 million over the 60 trading days before May 2, 2000; and
     .  A trading history of at least 90 calendar days.

      The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. In determining whether a company was to be considered for inclusion in the Regional Bank HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the regional banking industry. In this case, the Regional Bank HOLDRS may no longer consist of securities issued by companies involved in the regional banking industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the regional banking industry and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Regional Bank HOLDRS, please refer to "Highlights of Regional Bank HOLDRS--The Regional Bank HOLDRS." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire Regional Bank HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

      The following table and graph set forth the composite performance of all of the underlying securities represented by a single Regional Bank HOLDR based upon the share amounts set forth in the table on page 11 of this prospectus, measured at the close of each month from January 1995 to May 2000. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.

1995               Value
----               -----
January .......... 43.40
February.......... 45.13
March............. 44.77
April............. 45.49
May............... 49.76
June.............. 48.99
July.............. 49.85
August............ 52.02
September......... 54.45
October........... 53.61
November.......... 58.28
December.......... 58.48

1997               Value
----              ------
January .........  83.30
February.........  87.05
March............  80.29
April............  85.45
May..............  88.73
June.............  93.18
July............. 104.03
August...........  99.26
September........ 106.35
October.......... 104.74
November......... 111.13
December......... 117.76

1999               Value
----              ------
January ......... 126.42
February......... 126.43
March............ 124.79
April............ 134.77
May.............. 126.34
June............. 128.47
July............. 119.55
August........... 111.73
September........ 106.22
October.......... 122.43
November......... 113.17
December......... 100.90



1996               Value
----               -----
January .......... 58.95
February.......... 61.19
March............. 61.83
April............. 62.10
May............... 63.00
June.............. 61.79
July.............. 62.04
August............ 65.58
September......... 70.17
October........... 74.95
November.......... 81.57
December.......... 76.92

1998               Value
----              ------
January ......... 113.23
February......... 122.51
March............ 130.98
April............ 131.76
May.............. 124.59
June............. 128.60
July............. 127.67
August........... 100.50
September........ 110.95
October.......... 122.32
November......... 125.38
December......... 132.28

2000               Value
----              ------
January .........  98.14
February.........  83.29
March............ 101.39
April............  96.38
May.............. 107.33


        [LINE GRAPH]

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of May 18, 2000, as amended and restated on June 21, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Regional Bank HOLDRS, provides that Regional Bank HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of Regional Bank HOLDRS. You may create and cancel Regional Bank HOLDRS only in round-lots of 100 Regional Bank HOLDRS. You may create Regional Bank HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Regional Bank HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Regional Bank HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Regional Bank HOLDRS, the trust may require a minimum of more than one round-lot of 100 Regional Bank HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Regional Bank HOLDRS. Similarly, you must surrender Regional Bank HOLDRS in integral multiples of 100 Regional Bank HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, to the extent that any cancellation of Regional Bank HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of Regional Bank HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Regional Bank HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to Regional Bank HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Regional Bank HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Regional Bank HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Regional Bank HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Regional Bank HOLDRS.

      Further issuances of Regional Bank HOLDRS. The depositary trust agreement provides for further issuances of Regional Bank HOLDRS on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in four circumstances.

    A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Regional Bank HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Regional Bank HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Regional Bank HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a national securities exchange or NASDAQ and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date such securities are delisted.

      If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Regional Bank HOLDRS will surrender their Regional Bank HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Regional Bank HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through NASDAQ within 5 business days from the date the Regional Bank HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Regional Bank HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Regional Bank HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Regional Bank HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Regional Bank HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Regional Bank HOLDRS.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Regional Bank HOLDRS. If you wish to create Regional Bank HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS. If you wish to cancel your Regional Bank HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Regional Bank HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create Regional Bank HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be any of the members of the selling group or another broker.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Regional Bank HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Regional Bank HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and Regional Bank HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Regional Bank HOLDRS.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Regional Bank HOLDRS for:

     .  a citizen or resident of the United States;

     . a corporation or partnership created or organized in the United States or under the laws of the United States;

     . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     . or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

     . any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Regional Bank HOLDRS as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We suggest that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for United States federal income tax purposes.

Taxation of Regional Bank HOLDRS

      A receipt holder purchasing and owning Regional Bank HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Regional Bank HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Regional Bank HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its basis in the security from the amount realized on the security. With respect to purchases of Regional Bank HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Regional Bank HOLDRS. Similarly, with respect to sales of Regional Bank HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Regional Bank HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Regional Bank HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event. The receipt holders holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Regional Bank HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Non-U.S. receipt holders

      Non-U.S. receipt holders should consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Regional Bank HOLDRS or of the underlying securities through an investment in the Regional Bank HOLDRS.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Regional Bank HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Regional Bank HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Regional Bank HOLDRS. The selling group proposes to offer the Regional Bank HOLDRS to the public at the offering price set forth on the cover page of this prospectus, which includes an underwriting fee of 2%. Merrill Lynch, Pierce, Fenner & Smith Incorporated will provide Regional Bank HOLDRS to A.G. Edwards & Sons, Inc. at the public offering price, as set forth on the cover page of this prospectus, less a concession that is not in excess of 1.5%. We expect the trust to deliver the initial distribution of Regional Bank HOLDRS against deposit of the underlying securities in New York, New York on June 27, 2000. After the initial offering, the public offering price, concession and discount may be changed. The trust will continue to issue Regional Bank HOLDRS, in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a purchaser of Regional Bank HOLDRS.

      Members of the selling group and their affiliates have from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Regional Bank HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Regional Bank HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Regional Bank HOLDRS will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriters, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Regional Bank HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Regional Bank HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

      Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Regional Bank HOLDRS. This prospectus relates only to Regional Bank HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Regional Bank HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Regional Bank HOLDRS, have been publicly disclosed.

                                    ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000 through May 2000. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. The historical prices of the underlying securities should not be taken as an indication of future performance.

                          AMSOUTH BANCORPORATION (ASO)

      AmSouth Bancorporation is a bank holding company which, through its subsidiaries, provides a broad array of financial products and services through banking offices. AmSouth's principal activities include consumer and commercial banking and capital management. AmSouth operates in nine southeastern states with leading market positions in Tennessee, Florida, Alabama, and Mississippi. In addition, AmSouth provides select financial services outside of its banking markets through non-bank subsidiaries.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January     8 5/64  January   11 47/64 January   15 17/64 January   24       January   29 3/8   January  17 7/16
February    8 5/8   February  11 43/64 February  15 3/16  February  24 31/32 February  31 21/64 February 14 5/16
March       9 21/64 March     11 33/64 March     14 19/64 March     26 1/4   March     30 21/64 March    14 15/16
April       9 17/64 April     11 3/8   April     15 5/8   April     27 23/32 April     31 45/64 April    14 9/16
May         9 57/64 May       11 17/64 May       17 25/64 May       25 5/8   May       28 3/8   May      18 1/16
June        9 43/64 June      10 45/64 June      16 13/16 June      26 13/64 June      23 3/16
July       10 13/32 July      10 59/64 July      19 11/64 July      26 29/64 July      22 7/8
August     11 5/64  August    11 43/64 August    18 11/16 August    22 59/64 August    21 7/8
September  11 17/64 September 13 3/16  September 21 17/32 September 22 3/4   September 23 7/16
October    11 13/16 October   13 47/64 October   21 23/64 October   26 51/64 October   25 5/8
November   11 45/65 November  14 25/32 November  23 9/64  November  28 11/64 November  22 9/16
December   11 31/32 December  14 21/64 December  24 9/64  December  30 26/64 December  19 5/16

      The closing price on June 22, 2000 was 17 1/8.

                           BANK ONE CORPORATION (ONE)

      Bank One Corporation is a bank holding company which, through its subsidiaries, provides retail banking, worldwide corporate and institutional banking and trust and investment management services. Bank One also engages in credit card processing, mortgage lending and servicing, insurance, venture capital financing, investment and merchant banking, trust, brokerage and investment management services and data processing. Bank One operates banking offices in Florida and the midwest and southwest United States.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    24 3/8   January   31 19/64 January   41 1/4   January   50 51/64 January   52 3/8   January  29 13/16
February   24 11/64 February  32 25/64 February  40 7/64  February  56 1/2   February  53 3/4   February 25 7/8
March      23 35/64 March     32 25/64 March     36 9/64  March     63 1/4   March     55 1/16  March    34 3/8
April      24 3/8   April     31 19/32 April     38 33/64 April     58 13/16 April     58 3/32  April    30 1/2
May        28 23/32 May       33 41/64 May       39 5/16  May       55 1/8   May       56 9/16  May      33 1/8
June       26 21/32 June      30 29/32 June      44 1/32  June      55 13/16 June      59 9/16
July       26 15/64 July      31 23/64 July      51 1/64  July      51 11/16 July      54 9/16
August     27 51/64 August    34 57/64 August    48 11/16 August    38 1/16  August    40 1/8
September  30 11/64 September 37 17/64 September 50 29/32 September 42 7/16  September 34 13/16
October    27 57/64 October   38 3/4   October   47 25/64 October   48 3/4   October   37 13/16
November   31 39/64 November  43 19/64 November  46 45/64 November  51 1/2   November  35 5/16
December   31 3/32  December  39 3/32  December  49 3/8   December  51 1/16  December  32

      The closing price on June 22, 2000 was 28 3/16.

                             BB&T CORPORATION (BBT)

      BB&T Corporation is a bank holding company which, through its subsidiaries, provides a full range of traditional commercial banking services and related financial services including investment brokerage, investment banking, trust, insurance and leasing services. BB&T operates in North Carolina, South Carolina, Virginia, Maryland, Georgia, West Virginia, Kentucky and the metropolitan Washington, D.C. area.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January    10 1/8   January   14 9/16  January   19 3/8   January   29 15/32 January   38 1/4   January  28 1/8
February   11 3/16  February  14       February  19 7/16  February  31 1/32  February  37 7/8   February 23 1/2
March       9 15/16 March     13 7/8   March     18 5/8   March     33 27/32 March     36 3/16  March    28 1/16
April      10 1/4   April     13 15/16 April     19 5/8   April     33 5/8   April     39 15/16 April    26 5/8
May        10 7/8   May       14 5/8   May       20       May       33 3/32  May       36 1/2   May      29 5/16
June       12       June      15 7/8   June      22 1/2   June      33 13/16 June      36 11/16
July       12       July      14 5/8   July      25 9/16  July      35 1/8   July      35 1/4
August     13 3/8   August    15 5/8   August    25 7/8   August    28       August    33 1/2
September  13 1/8   September 16 5/8   September 26 23/32 September 29 15/16 September 32 3/8
October    12 7/8   October   17 5/16  October   27 7/32  October   35 3/4   October   36 3/8
November   13 1/8   November  18 3/8   November  27 1/4   November  36 15/16 November  32 1/4
December   13 1/8   December  18 1/8   December  32 1/32  December  40 5/16  December  27 3/8

      The closing price on June 22, 2000 was 26.

                          COMERICA INCORPORATED (CMA)

      Comerica, Incorporated is a bank holding company which offers consumer banking, business banking and investment services. Comerica's consumer banking services include lending, mortgage services, deposit service, small business banking and private banking. Its business banking services include large corporate banking, treasury management and international financial services. Comerica's investment services include the sale of mutual fund and annuity products and disability and long-term care insurance products. Comerica operates primarily in Michigan, Texas, California and Florida.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    16 3/4   January   26 1/2   January   38 5/64  January   62 59/64 January   62 7/16  January  44 3/16
February   18 53/64 February  25 59/64 February  40 5/64  February  67 13/64 February  66 1/4   February 36 13/16
March      18 21/64 March     27 53/64 March     37 37/64 March     70 35/64 March     62 7/16  March    41 7/8
April      19 11/64 April     29       April     39       April     66 15/16 April     65 1/16  April    42 3/8
May        21 5/64  May       29 11/64 May       41 43/64 May       66 3/4   May       60 7/16  May      50 5/8
June       21 27/64 June      29 3/4   June      45 21/64 June      66 1/8   June      59 7/16
July       23 21/64 July      29 1/4   July      50 27/64 July      67 3/8   July      55 1/2
August     23 3/4   August    32 1/2   August    47 13/64 August    52 1/4   August    52 3/32
September  24 1/4   September 34 21/64 September 52 5/8   September 54 13/16 September 50 5/8
October    22 27/64 October   35 27/64 October   52 45/64 October   64 1/2   October   59 7/16
November   24 59/64 November  39       November  56 51/64 November  64 1/2   November  53
December   26 43/64 December  34 59/64 December  60 11/64 December  68 3/16  December  46 11/16

      The closing price on June 22, 2000 was 45 9/16.

                           FIFTH THIRD BANCORP (FITB)

      Fifth Third Bancorp is a bank holding company which provides commercial, retail and trust banking services, data processing services, investment services, leasing and insurance services. Fifth Third provides its financial products and services, which include consumer banking and credit card services, mortgage services and leasing, to the retail, commercial, financial, governmental, educational and medical sectors. Fifth Third's operations are primarily located in the midwestern United States.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January    14 57/64 January   21 1/32  January   34 25/64 January   50 53/64 January   68 7/16  January  16 3/8
February   15 17/64 February  22 25/32 February  37 1/16  February  52 43/64 February  66 1/16  February 52 1/16
March      15 21/64 March     25 25/32 March     34 7/16  March     57       March     65 15/16 March    63
April      14 17/64 April     24 9/16  April     33 11/64 April     55       April     71 11/16 April    63 1/8
May        15 25/32 May       24 7/32  May       34 21/64 May       49 1/4   May       68 3/16  May      68
June       16 43/64 June      24       June      36 15/32 June      63       June      66 9/16
July       16 57/64 July      23       July      42 1/8   July      62 1/4   July      65 1/16
August     16 43/64 August    23 9/16  August    39       August    53 3/16  August    66 1/4
September  17       September 25 53/64 September 43 37/64 September 57 1/2   September 60 27/32
October    19 59/64 October   27 53/64 October   42 3/4   October   66 1/4   October   73 13/16
November   21 43/64 November  31 7/64  November  47       November  66 3/8   November  70
December   21 45/64 December  27 59/64 December  54 1/2   December  71 5/16  December  73 3/8

      The closing price on June 22, 2000 was 61 7/8.

                           FIRSTAR CORPORATION (FSR)

      Firstar Corporation is a bank holding company which provides a range of financial services and activities, including traditional retail banking services and credit card services. Firstar also provides trust and investment management services to individuals and corporations. Firstar offers retail brokerage services, trust and investment management services, residential mortgages and insurance. Firstar's banking services are primarily located throughout the midwestern United States.

           Closing           Closing            Closing            Closing            Closing           Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    4 15/64 January   6 15/16  January   12 19/64 January   18 23/64 January   29 25/64 January  23 7/8
February   4 47/64 February  7        February  13 5/64  February  19 5/8   February  27 59/64 February 17 13/16
March      4 21/32 March     7 11/64  March     13 19/64 March     19 45/64 March     29 53/64 March    22 15/16
April      4 41/64 April     7 5/16   April     14 11/64 April     21 1/16  April     30 1/16  April    24 7/8
May        4 13/16 May       7 23/32  May       13 3/4   May       20 21/64 May       28 13/16 May      25 9/16
June       5 7/64  June      7 31/64  June      14 5/64  June      21 19/64 June      28
July       5 39/64 July      8 21/64  July      15 11/16 July      23 13/64 July      26 1/16
August     5 57/64 August    8 3/4    August    15 1/16  August    18 19/64 August    26 13/16
September  5 15/16 September 9 29/64  September 15 5/16  September 22 3/64  September 25 5/8
October    6 5/32  October   10       October   16 23/64 October   25 13/64 October   29 3/8
November   6 21/32 November  10 5/16  November  18       November  24 27/64 November  26
December   6 39/64 December  10 13/64 December  19 1/8   December  31       December  21 1/8

      The closing price on June 22, 2000 was 22 3/16.

                         FIRST UNION CORPORATION (FTU)

      First Union Corporation is a bank holding company and a financial holding company which engages in a range of financial services. In addition to providing commercial, retail banking and trust services, First Union provides various other financial services, including mortgage banking, home equity lending, leasing, investment banking, insurance and securities brokerage. First Union operates primarily on the east coast of the United States.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January    21 3/8   January   28 15/16 January   41 13/16 January   47 7/8   January   52 1/2   January  33 7/16
February   22 5/16  February  30 1/4   February  43 7/8   February  52 5/8   February  53 5/16  February 29 1/2
March      21 11/16 March     30 3/16  March     40 9/16  March     56 13/16 March     53 7/16  March    37 1/4
April      22 5/8   April     30 3/4   April     42       April     60 3/8   April     55 1/8   April    31 7/8
May        24 1/2   May       30 9/16  May       42 15/16 May       55 1/4   May       46 3/16  May      35 3/16
June       22 5/8   June      30 7/16  June      46 1/4   June      58 1/4   June      47 1/8
July       24 7/16  July      31 3/4   July      50 23/32 July      60 1/4   July      46
August     25 1/16  August    31 15/16 August    48 1/16  August    48 1/8   August    41 1/2
September  25 1/2   September 33 3/8   September 50 1/16  September 51 3/16  September 35 5/8
October    24 13/16 October   36 3/8   October   49 1/16  October   58       October   42 3/4
November   27 5/16  November  38 3/16  November  48 3/4   November  60 3/4   November  38 3/4
December   27 13/16 December  37       December  51 1/4   December  60 13/16 December  32 15/16

      The closing price on June 22, 2000 was 28 3/4.

                    FLEETBOSTON FINANCIAL CORPORATION (FBF)

      FleetBoston Financial Corporation is a financial services company engaged in the commercial banking and investment management business. FleetBoston provides a variety of financial services, including institutional and investment banking, cash management, trade services, mortgage banking, discount brokerage services and other retail financial services. FleetBoston primarily operates in the northeastern United States and Latin America.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    15 3/4   January   20       January   27       January   35 13/16 January   44 5/16  January  31 7/16
February   15 9/16  February  20 9/16  February  30 1/2   February  39 13/32 February  42 15/6  February 27 1/4
March      16 3/16  March     20 1/4   March     28 9/16  March     42 17/32 March     37 5/8   March    36 1/2
April      16 3/8   April     21 1/2   April     30 1/2   April     43 3/16  April     43  /16  April    35 9/16
May        17 7/16  May       22 1/16  May       30 9/16  May       41       May       41 1/8   May      37 13/16
June       18 9/16  June      21 3/4   June      31 5/8   June      41 3/4   June      44 3/8
July       17 13/16 July      20 1/4   July      33 27/32 July      42 31/32 July      40 1/2
August     18 1/2   August    20 7/8   August    32 1/4   August    32 25/32 August    39 13/16
September  18 7/8   September 22 1/4   September 32 25/32 September 36 23/32 September 36 5/8
October    19 3/8   October   24 15/16 October   32 5/32  October   40       October   43 5/8
November   20 7/8   November  27 11/16 November  33 1/16  November  41 11/16 November  37 13/16
December   20 3/8   December  24 15/16 December  37 9/16  December  44 11/16 December  34 13/16

      The closing price on June 22, 2000 was 38.

                                 KEYCORP (KEY)

      KeyCorp is a financial services company which, through its subsidiaries, provides a wide range of investment management, retail and commercial banking, consumer finance and investment banking products and services to corporate, individual and institutional clients. In addition to the traditional banking services, KeyCorp also provides specialized services, including personal and corporate trust services, personal financial services, mutual fund services, cash management services, investment banking and capital markets products and international banking services. KeyCorp provides services throughout the United States.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    13 15/16 January   18 5/16  January   26 3/16  January   32 1/2   January   31 7/8   January  21
February   14 1/2   February  18 13/16 February  26 3/4   February  35 1/32  February  32 1/4   February 16 15/16
March      14 1/8   March     19 5/16  March     24 3/8   March     37 13/16 March     30 5/16  March    19
April      13 3/8   April     19 5/16  April     26 1/16  April     39 3/4   April     51 15/16 April    18 1/2
May        15 1/4   May       19 3/8   May       27 3/16  May       37 15/16 May       34 3/4   May      21
June       15 11/16 June      19 3/8   June      27 15/16 June      35 5/8   June      32 1/8
July       16       July      19 5/16  July      31 3/32  July      34       July      31 1/2
August     15 1/2   August    20 1/16  August    30 5/16  August    25 1/2   August    29
September  17 1/8   September 22       September 31 13/32 September 28 7/8   September 25 13/16
October    16 7/8   October   23 5/16  October   30 19/32 October   30 5/16  October   27 15/16
November   18 7/16  November  26 3/16  November  33 23/32 November  30 11/16 November  27
December   18 1/8   December  25 1/4   December  35 13/32 December  32       December  22 1/8

      The closing price on June 22, 2000 was 18 3/4.

                       MARSHALL & ILSLEY CORPORATION (MI)

      Marshall & Ilsley Corporation is a bank holding company which, through its subsidiaries, provides banking services that include retail, institutional and business banking, investment and trust services. In addition, M&I's affiliates provide investment management services, insurance services, trust services, equipment lease financing, commercial and residential mortgage banking, venture capital, brokerage services and financial advisory services. M&I operates primarily in Wisconsin, Illinois, Arizona, Florida and Nevada.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- --------
January    19 1/4  January   25 1/2  January   38      January   55 5/8   January   59 1/4   January  51 1/4
February   20 3/4  February  24 7/8  February  39 1/2  February  55 5/8   February  56       February 45 15/16
March      21      March     26 1/8  March     36 1/2  March     58 1/8   March     55 7/16  March    57 3/4
April      20 1/8  April     27      April     38 3/8  April     58 1/2   April     70       April    46 7/16
May        21 9/16 May       27 1/2  May       39 7/8  May       54       May       70       May      48 1/2
June       22 5/8  June      27 3/4  June      40 5/8  June      51 1/16  June      64 3/8
July       23 1/8  July      26 1/4  July      42 7/8  July      56 3/16  July      64 5/8
August     25 1/4  August    27 1/2  August    47      August    44       August    58 9/16
September  25 1/8  September 30 1/8  September 50 5/8  September 47 3/4   September 57 1/16
October    24 1/4  October   32 1/8  October   51 7/8  October   48 3/4   October   67 1/8
November   26 3/8  November  34      November  53 1/8  November  50 15/16 November  66 15/16
December   26      December  34 5/8  December  62 1/8  December  58 7/16  December  62 13/16

      The closing price on June 22, 2000 was 43 15/16.

                       MELLON FINANCIAL CORPORATION (MEL)

      Mellon Financial Corporation is a financial holding company which provides a range of financial services and products. Mellon provides retail and commercial banking services, wealth management and global investment management services for individual and institutional investors, global investment services for businesses and institutions and mutual fund management services. Mellon's regional banking services are primarily offered in the mid-Atlantic region of the United States.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January    8 3/4    January   13 3/16  January   18 21/32 January   30 3/16  January   33 1/2   January  34 5/16
February   9 17/32  February  13 31/32 February  20 3/32  February  31 5/32  February  33 13/16 February 30 1/8
March      10 3/16  March     13 13/16 March     18 3/16  March     31 3/4   March     35 3/16  March    29 3/4
April      91 3/16  April     13 7/16  April     20 25/32 April     36       April     37 5/32  April    32 1/8
May        10 11/16 May       14 9/32  May       21 7/8   May       33 23/32 May       35 11/16 May      38 5/8
June       10 13/32 June      14 1/4   June      22 9/16  June      34 27/32 June      36 3/8
July       10 1/32  July      13 3/16  July      25 7/32  July      33 11/16 July      33 3/4
August     11 27/32 August    13 27/32 August    24 1/16  August    26       August    33 3/8
September  11 3/16  September 14 13/16 September 27 3/8   September 27 1/2   September 33 5/8
October    12 1/2   October   16 1/4   October   26       October   30 1/16  October   36 15/16
November   13 15/32 November  18 1/16  November  28 11/32 November  31 19/32 November  36 7/16
December   13 7/16  December  17 3/4   December  30 5/16  December  34 3/8   December  34 1/16

      The closing price on June 22, 2000 was 36 1/4.

                        NATIONAL CITY CORPORATION (NCC)

      National City Corporation is a bank holding company engaged in a variety of financial services. In addition to providing general retail and commercial banking services, National City provides retail sales and distribution, consumer finance, asset management and mortgage processing. National City primarily operates in Ohio, Kentucky, Illinois, Indiana, Michigan and Pennsylvania.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    13 1/4   January   16 5/16  January   22 11/16 January   30 3/32  January   35 17/32 January  21 11/16
February   13 7/8   February  17 3/8   February  25 1/4   February  32 5/8   February  34 15/16 February 19 1/4
March      13 5/16  March     17 9/16  March     23 5/16  March     36 21/32 March     33 3/16  March    20 5/8
April      13 11/16 April     18 7/16  April     24 3/8   April     34 5/8   April     35 7/8   April    17
May        15 3/16  May       17 13/16 May       25 3/4   May       33 7/8   May       33 3/32  May      20
June       14 11/16 June      17 9/16  June      26 1/4   June      35 1/2   June      32 3/4
July       15 5/16  July      17 5/16  July      29 3/4   July      33 7/16  July      29 3/4
August     14 7/8   August    18 13/16 August    28 1/4   August    29 3/8   August    27 5/8
September  15 7/16  September 21 1/16  September 30 25/32 September 32 31/32 September 26 11/16
October    15 7/16  October   21 11/16 October   29 7/8   October   32 5/32  October   29 1/2
November   16 3/16  November  23 3/16  November  33 3/8   November  33 5/8   November  24 15/16
December   16 9/16  December  22 7/16  December  32 7/8   December  36 1/4   December  23 11/16

      The closing price on June 22, 2000 was 18.

                       NORTHERN TRUST CORPORATION (NTRS)

      Northern Trust Corporation is a bank holding company that provides trust services, retail and commercial banking, treasury management services, securities lending, asset management services and financial record keeping. Northern Trust operates banking subsidiaries in Arizona, California, Colorado, Florida, Texas and Michigan, trust companies in Connecticut and New York and various other non-bank subsidiaries, including a securities brokerage firm, a registered investment adviser and a retirement services company.

           Closing            Closing            Closing           Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price    1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- ------- --------- -------- --------- -------- -------- --------
January     8 1/4   January   13 1/4   January   20 1/2  January   33 11/16 January   43 9/32  January  60 3/8
February    8 1/2   February  13 3/16  February  21 1/4  February  38 1/32  February  44 11/16 February 56 1/2
March       8 25/32 March     13 1/2   March     18 3/4  March     37 3/8   March     44 13/32 March    67 9/16
April       9 9/64  April     14 1/16  April     22 1/4  April     36 1/2   April     46 9/16  April    64 1/8
May         9 11/16 May       13 11/16 May       24 9/16 May       35 17/64 May       45 3/16  May      65 13/16
June       10 1/16  June      14 7/16  June      24 3/16 June      38 1/8   June      48 1/2
July        9 31/32 July      14 25/32 July      27 1/2  July      36 13/16 July      43 1/2
August     11 1/4   August    16 13/32 August    26 9/16 August    27 7/8   August    42 13/32
September  11 1/2   September 16 7/16  September 29 9/16 September 34 1/8   September 41 3/4
October    11 15/16 October   17 5/16  October   29 1/4  October   36 7/8   October   48 9/32
November   13 1/16  November  18 5/32  November  31 1/8  November  40 3/8   November  48 13/32
December   14       December  18 1/8   December  34 7/8  December  43 21/32 December  53

      The closing price on June 22, 2000 was 69 3/8.

                  THE PNC FINANCIAL SERVICES GROUP, INC. (PNC)

      The PNC Financial Services Group, Inc. is a bank holding company and a financial holding company. PNC operates regional retail banking, wholesale banking and asset management businesses that provide financial products and services locally and nationally. PNC's primary geographic markets include Pennsylvania, New Jersey, Delaware, Ohio and Kentucky.

           Closing           Closing           Closing            Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- -------- --------
January    23 1/2  January   30      January   39 3/4   January   51 9/6   January   51 3/16  January  48
February   25 1/2  February  30 5/8  February  42 1/4   February  55 1/2   February  52 1/16  February 38 11/16
March      24 3/8  March     30 3/4  March     40       March     59 15/16 March     55 9/16  March    45 1/16
April      25 1/8  April     30 1/4  April     41 1/8   April     60 7/16  April     57 7/8   April    43 5/8
May        27      May       30 3/8  May       41 7/8   May       57 3/4   May       57 1/4   May      50 3/16
June       26 3/8  June      29 3/4  June      41 3/4   June      53 7/8   June      57 5/8
July       24 3/4  July      29 1/8  July      45 3/4   July      53 15/16 July      52 7/8
August     26 1/4  August    31 1/4  August    43 1/4   August    43       August    52 5/16
September  27 7/8  September 33 3/8  September 48 13/16 September 45       September 52 11/16
October    26 1/4  October   36 1/4  October   47 1/2   October   50       October   59 5/8
November   29 1/4  November  39 1/2  November  53 13/16 November  51 9/16  November  55 3/4
December   32 1/4  December  37 5/8  December  56 15/16 December  54       December  44 1/2

      The closing price on June 22, 2000 was 51 9/16.

                         STATE STREET CORPORATION (STT)

      State Street Corporation is a bank holding company specializing in serving institutional investors such as mutual funds. Services for institutional investors include foreign exchange, cash management, securities lending, fund administration, daily pricing, portfolio accounting, banking services and deposit and short-term investment facilities. State Street also provides investment management and commercial lending services. State Street operates offices throughout the United States.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    16 7/16  January   22 11/16 January   36 9/16  January   56       January   71 1/2   January   80 3/16
February   15 15/16 February  22 5/8   February  40 3/16  February  61 13/16 February  76 11/16 February  72 7/8
March      15 15/16 March     25       March     34 11/16 March     68 1/16  March     82 1/4   March     96 7/8
April      15 7/8   April     24 15/16 April     39 3/8   April     71 1/2   April     87 1/2   April     96 7/8
May        16 13/16 May       26 1/16  May       44 5/8   May       68 15/16 May       76 1/4   May      111 1/2
June       18 7/16  June      25 1/2   June      46 1/4   June      69 1/2   June      85 3/8
July       17 11/16 July      25 1/8   July      56 1/16  July      69 7/16  July      70 7/8
August     18 7/16  August    27 1/16  August    49 7/8   August    52 1/16  August    59 7/8
September  20       September 28 11/16 September 60 15/16 September 54 9/16  September 64 5/8
October    19 1/2   October   31 11/16 October   55 3/4   October   62 3/8   October   76 1/8
November   22 1/2   November  33 13/16 November  59 1/2   November  68 5/8   November  73 7/16
December   22 1/2   December  32 5/16  December  58 3/16  December  70 1/8   December  73 1/16

      The closing price on June 22, 2000 was 103 7/16.

                           SUNTRUST BANKS, INC. (STI)

      SunTrust Banks, Inc. is a bank holding company which provides consumer and commercial banking services, including traditional deposit and credit services and trust and investment services. SunTrust offers credit cards, mortgage services, insurance, data processing and information services, discount brokerage and investment banking services. SunTrust's operations are located primarily in the southern United States.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    25 15/16 January   34 9/16  January   50       January   69 1/4   January   70 7/16  January  59 9/16
February   26 15/16 February  35 15/16 February  51 3/8   February  73 3/4   February  67 15/16 February 50 13/16
March      26 3/4   March     35       March     46 3/8   March     75 3/8   March     62 1/4   March    57 3/4
April      27 1/8   April     35 1/4   April     50 3/4   April     81 7/16  April     71 1/2   April    50 3/4
May        29       May       36 1/2   May       53 3/8   May       79       May       67 1/2   May      59 3/4
June       29 1/8   June      37       June      55 1/16  June      81 5/16  June      69 7/16
July       30 3/16  July      36 3/4   July      64 3/16  July      73       July      64 1/2
August     30 11/16 August    38 3/8   August    62 1/2   August    56 1/16  August    64 5/16
September  33 1/16  September 41       September 67 15/16 September 62       September 65 3/4
October    32 1/4   October   46 5/8   October   64 13/16 October   69 11/16 October   73 3/16
November   34 1/8   November  50 3/4   November  71       November  69 13/16 November  69 7/8
December   34 1/4   December  49 1/4   December  71 3/8   December  76 1/2   December  68 13/16

      The closing price on June 22, 2000 was 49 7/8.

                         SYNOVUS FINANCIAL CORP. (SNV)

      Synovus Financial Corp. is a bank holding company that provides a range of financial services. Synovus is primarily engaged in commercial, mortgage and retail banking, trust, securities brokerage and insurance services. Synovus is also engaged in transaction processing which includes credit, debit, commercial and retail card processing and related services and debt collection and bankruptcy management services. Synovus primarily offers its banking services in the southeastern United States.

           Closing           Closing            Closing            Closing            Closing           Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January    5 31/64 January    8 21/64 January   14 7/16  January   21 61/64 January   24 7/8   January  19
February   5 55/64 February   8 43/64 February  15 1/2   February  23 1/2   February  23 13/16 February 16 3/8
March      5 25/32 March     10       March     13 7/64  March     24 3/4   March     20 1/2   March    16 7/8
April      6 7/64  April     10       April     16 11/64 April     23 29/64 April     22 1/8   April    18 9/16
May        6 7/32  May       10 7/32  May       17 11/64 May       22 7/16  May       20 1/8   May      20
June       6 47/64 June       9 39/64 June      18 3/8   June      23 3/4   June      19 7/8
July       7 9/64  July      10 11/64 July      18 51/64 July      22 1/4   July      18 5/16
August     7 9/16  August    10 39/64 August    17 29/64 August    18 3/16  August    18 13/16
September  7 47/64 September 11 9/16  September 14 53/64 September 19 3/4   September 18 11/16
October    7 33/64 October   13 9/32  October   14 1/2   October   23 3/16  October   21 7/16
November   8 19/32 November  14 9/16  November  21 19/64 November  22 1/16  November  20
December   8 7/16  December  14 9/32  December  21 53/64 December  24       December  19 7/8

      The closing price on June 22, 2000 was 18.

                               U.S. BANCORP (USB)

      U.S. Bancorp is a bank holding company engaged in a general retail and commercial banking business through which it provides a variety of financial services to individuals, businesses, government entities and other financial institutions. U.S. Bancorp's bank and trust subsidiaries provide a range of fiduciary activities for individuals, estates, foundations, corporations and charitable organizations. U.S. Bancorp also provides investment services, data processing, leasing and brokerage services. U.S. Bancorp primarily operates in the midwestern and western United States.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January    12 3/64  January   17 1/2   January   25 21/64 January   36 1/2   January   33 11/16 January  22 3/16
February   12 61/64 February  19 13/64 February  26 11/64 February  38 23/64 February  32 5/16  February 18 5/16
March      13 29/64 March     19 7/8   March     24 21/64 March     41 37/64 March     34 1/16  March    21 7/8
April      13 1/2   April     20 5/64  April     25 37/64 April     42 21/64 April     37 1/16  April    20 5/16
May        14       May       20 1/8   May       27 21/64 May       39 1/8   May       32 1/2   May      26
June       13 43/64 June      19 21/64 June      28 29/64 June      43       June      33 3/8
July       14 29/64 July      20 27/64 July      29 43/64 July      46       July      31 1/8
August     15 13/64 August    21 27/64 August    29 3/16  August    34 1/8   August    30 7/8
September  16 3/64  September 22 19/64 September 32 11/64 September 35 5/8   September 30 3/16
October    16 37/64 October   22       October   33 57/64 October   36 7/16  October   37 1/16
November   17 13/64 November  24 19/64 November  35 51/64 November  37       November  34 3/16
December   16 35/64 December  22 3/4   December  37 5/16  December  35 1/2   December  23 13/16

      The closing price on June 22, 2000 was 20 5/8.

                           WACHOVIA CORPORATION (WB)

      Wachovia Corporation is a bank holding company which provides a variety of consumer and business banking products and services, credit card services and treasury and trust administration and investment services. Wachovia primarily offers its services in Florida, Georgia, North Carolina, South Carolina and Virginia.

           Closing           Closing           Closing           Closing            Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- ------- -------- --------
January    33 5/8  January   44 3/4  January   57 5/8  January   77 3/4   January   88 5/8  January  64 1/16
February   34 3/4  February  46 1/2  February  60 7/8  February  79 1/2   February  85 1/16 February 57 3/16
March      35 1/2  March     44 3/4  March     54 1/2  March     84 13/16 March     81 3/16 March    67 9/16
April      35 1/8  April     44      April     58 1/2  April     84 15/16 April     87 7/8  April    62 11/16
May        37 7/8  May       42 7/8  May       60 7/8  May       80 1/16  May       88 1/4  May      69 1/8
June       35 3/4  June      43 3/4  June      58 5/16 June      84 1/2   June      85 9/16
July       38 1/8  July      44 1/4  July      64 1/2  July      85 3/8   July      78 1/16
August     39 3/4  August    45 3/4  August    62 1/4  August    73 5/16  August    78 3/8
September  43 1/8  September 49 1/2  September 72      September 85 1/4   September 78 5/8
October    44 1/8  October   53 3/4  October   75 5/16 October   90 7/8   October   86 1/4
November   45      November  60      November  77      November  87 5/16  November  77 7/16
December   45 3/4  December  56 1/2  December  81 1/8  December  87 7/16  December  68

      The closing price on June 22, 2000 was 56 5/16.

                            WELLS FARGO & CO. (WFC)

      Wells Fargo & Co. is a financial services company and a bank holding company which engages in retail, commercial and corporate banking activities. Wells Fargo also engages in mortgage banking, leasing, securities brokerage, venture capital and investment banking activities and trust services. Wells Fargo primarily operates in the midwestern and western United States.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- -------
January    12       January   17 3/16  January   23 13/16 January   36 7/16  January   35       January  40
February   12 7/8   February  18 1/4   February  24 7/8   February  41       February  36 3/4   February 33 1/16
March      12 11/16 March     18 3/8   March     23 1/8   March     41 9/16  March     35 1/16  March    40 3/4
April      13 1/4   April     18 1/16  April     24 15/16 April     39 7/8   April     43 3/16  April    41 1/16
May        14 3/16  May       17 7/16  May       26 3/4   May       38 7/8   May       40       May      45 1/4
June       14 3/8   June      17 7/16  June      28 1/8   June      37 1/2   June      42 3/4
July       14 1/8   July      17 3/4   July      31 17/32 July      36 1/8   July      39
August     15 1/16  August    18 13/16 August    28 23/32 August    29 3/4   August    39 13/16
September  16 1/4   September 20 3/8   September 30 5/8   September 36       September 39 5/8
October    14 3/4   October   21 15/16 October   32 1/16  October   37 3/16  October   47 7/8
November   16 1/2   November  23 3/8   November  37 7/16  November  36 1/8   November  46 1/2
December   16 1/2   December  21 3/4   December  38 3/4   December  39 15/16 December  40 7/16

      The closing price on June 22, 2000 was 39 13/16.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                        [LOGO OF REGIONAL BANKS HOLDRS]


                       1,000,000,000 Depositary Receipts

                          Regional Bank HOLDRSSM Trust

                             ---------------------

                              P R O S P E C T U S

                             ---------------------

                              Merrill Lynch & Co.

                           A.G. Edwards & Sons, Inc.

                                 June 22, 2000

      Until July 17, 2000 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Regional Bank HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------